Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended June 30, 2013 and 2012, March 31, 2013 and 2012

and the Six-Month Periods Ended June 30, 2013 and 2012

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2013
Composite Materials	$200.7	$70.3	$53.7	$324.7
Engineered Products	69.3	26.4	2.2	97.9
Total	$270.0	$96.7	$55.9	$422.6
	64%	23%	13%	100%

First Quarter 2013
Composite Materials	$201.7	$72.8	$50.3	$324.8
Engineered Products	67.2	23.2	1.3	91.7
Total	$268.9	$96.0	$51.6	$416.5
	65%	23%	12%	100%

Second Quarter 2012
Composite Materials	$172.4	$67.2	$77.1	$316.7
Engineered Products	61.1	20.9	0.5	82.5
Total	$233.5	$88.1	$77.6	$399.2
	59%	22%	19%	100%

First Quarter 2012
Composite Materials	$179.5	$63.9	$72.8	$316.2
Engineered Products	62.8	21.0	0.1	83.9
Total	$242.3	$84.9	$72.9	$400.1
	61%	21%	18%	100%

Year to date June 30, 2013
Composite Materials	$402.4	$143.1	$104.0	$649.5
Engineered Products	136.5	49.6	3.5	189.6
Total	$538.9	$192.7	$107.5	$839.1
	64%	23%	13%	100%

Year to date June 30, 2012
Composite Materials	$351.9	$131.1	$149.9	$632.9
Engineered Products	123.9	41.9	0.6	166.4
Total	$475.8	$173.0	$150.5	$799.3
	59%	22%	19%	100%